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                                                                      EXHIBIT 99

                                                                    NEWS RELEASE


[CHESAPEAKE LOGO]                     [CHESAPEAKE ENERGY CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE
MARCH 30, 2001

                                    CONTACTS:
MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                  SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                               CORPORATE DEVELOPMENT
(405) 879-9232                                                   (405) 879-9257
- --------------------------------------------------------------------------------

                 CHESAPEAKE ENERGY CORPORATION ANNOUNCES 8.125%
                   PRICING ON $800 MILLION OF NEW SENIOR NOTES

                  NEW SENIOR NOTES WILL REPLACE $823 MILLION OF
EXISTING SENIOR NOTES DUE IN 2005 AND 2006

              ANNUAL INTEREST RATE SAVINGS OF $15 MILLION EXPECTED
                   AND AVERAGE DEBT MATURITY EXTENDED TO 2010

OKLAHOMA CITY, OKLAHOMA, MARCH 30, 2001 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced its new Rule 144A offering of $800 million senior notes due 2011, which will carry an interest rate coupon of 8.125%. As reported yesterday, the proceeds from this offering will be used to redeem Chesapeake's existing $120 million principal amount of 9.125% senior notes due 2006, $500 million principal amount of 9.625% senior notes due 2005 and $202.5 million principal amount of 11.125% senior secured notes due 2005 of Gothic Production Corporation, a Chesapeake subsidiary.

By issuing the new senior notes at an 8.125% interest rate, Chesapeake anticipates its annual interest expense will decline by $15 million, an annual savings of $0.06 per share and $0.09 per mcfe of expected 2001 production. Furthermore, the new offering will significantly extend the average maturity of its senior note debt to 9.2 years from 4.9 years. Chesapeake's only remaining senior note maturity during the next 10 years is $150 million of 7.875% senior notes due in 2004.

Although redeeming the $823 million in senior notes will require payment of aggregate make-whole and redemption premiums of $74 million, the significant annual interest expense savings of $15 million from the redemptions will create positive net present value


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of more than $6 million. However, one negative impact from the redemptions will be a one-time after-tax charge in the second quarter of 2001 of $50 million, or $0.31 per share.

The notes to be offered by Chesapeake will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including those discussed under Risk Factors in the report filed on Form 10-K for the year ended December 31, 2000.

Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


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